Exhibit 99.1

Cable One to Acquire Hargray Communications

February 15, 2021 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today announced it has entered into a definitive agreement to acquire the equity interests in Hargray Acquisition Holdings, LLC (“Hargray”) that it does not already own. The equity interests to be acquired by Cable One represent approximately 85% of Hargray on a fully diluted basis. Cable One has been a minority investor in Hargray since October 1, 2020, when the Company contributed its system serving Anniston, Alabama and surrounding areas to Hargray in exchange for equity interests representing approximately 15% of Hargray on a fully diluted basis. The transaction, which implies a $2.2 billion total enterprise value for 100% of the equity interests of Hargray on a debt-free and cash-free basis, will expand Cable One’s presence into the Southeastern U.S. and enable Cable One to capitalize on Hargray’s experience and expertise in fiber expansion.

Hargray is a leading facilities-based regional communications provider serving residential and business customers in 14 markets across Alabama, Florida, Georgia, and South Carolina. Hargray offers gigabit-capable services to approximately 99% of its customers. Approximately 60% of Hargray’s total revenues for the 12-month period ended December 31, 2020 were derived from residential data and business services customers.

“We look forward to further partnering with Hargray to extend our presence in the Southeast through Hargray’s fast-growing markets, like-minded strategy, and commitment to providing fast and reliable internet service to rural markets,” said Julie Laulis, Cable One President and CEO. “This transaction will also serve as a potential platform for future organic and inorganic growth in the region as we look to continue to expand our footprint.”

Michael Gottdenker, Hargray Chairman and CEO, said, “Cable One and Hargray have remarkably similar cultures, starting with each company’s focus on delighting its customers. Having led Hargray for nearly 14 years, and having gotten to know Cable One well over the past few years, I am excited about this transaction and am confident that our colleagues, customers, and communities will continue to thrive under Cable One’s ownership.”

Financial Information
Hargray generated approximately $128 million in Adjusted EBITDA on an annualized basis for the quarter ended December 31, 2020 (“4Q LQA”). Cable One expects to realize approximately $45 million in estimated annual run-rate synergies within three years of closing the transaction.

The purchase price represents multiples of Hargray’s 4Q LQA Adjusted EBITDA of:

●	17.2x before taking into account estimated run-rate synergies; and
●	12.7x after assuming the immediate realization in full of the $45 million in estimated run-rate synergies that Cable One expects to realize within three years of closing the transaction.

Hargray’s 4Q LQA net loss was approximately $28 million. The financial results for Hargray in this press release have been derived from unaudited financial information prepared by Hargray, without adjustment to conform to the accounting policies and methodologies used by Cable One. The accounting policies and methodologies used by Hargray differ in certain respects from those used by Cable One, but Cable One does not believe these differences are material. The financial results for Hargray presented on a 4Q LQA basis represent Hargray’s net loss or Adjusted EBITDA for the quarter ended December 31, 2020 multiplied by four.

Transaction Details
Cable One intends to finance the transaction with a combination of existing cash resources, revolving credit facility capacity, and proceeds from new indebtedness and/or equity capital. Cable One has received $900 million of definitive bridge loan commitments from J.P. Morgan and Credit Suisse to finance a portion of the purchase price.

The transaction is subject to certain regulatory approvals and other customary closing conditions and is expected to be completed during the second quarter of 2021.

Credit Suisse acted as lead financial advisor to Cable One, and J.P. Morgan also acted as financial advisor to Cable One. Cravath, Swaine & Moore LLP acted as legal advisor to Cable One on this transaction.

Additional Information
Cable One anticipates providing additional information with respect to the transaction during the Company’s fourth quarter and full year 2020 earnings call on Thursday, February 25, 2021 at 5 p.m. Eastern Time.

About Hargray Communications
Founded in 1947, Hargray is a regional telecommunications company providing advanced Internet, television, and telephone communications services in a growing set of markets in South Carolina, Georgia, Alabama and Florida.  Hargray is committed to delivering the most advanced technology and the best service for its customers and is active in the communities it serves.  It supports a wide range of local charities, organizations, projects and events, including through the company’s Caring Coins Foundation which raises money from customer bills for community organizations.

About Cable One
Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider serving more than 950,000 residential and business customers in 21 states through its Sparklight® and Clearwave® brands. Sparklight provides consumers with a wide array of connectivity and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Sparklight Business and Clearwave provide scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

CONTACTS:
Trish Niemann
Senior Director, Corporate Communications
602.364.6372
patricia.niemann@cableone.biz

Steven Cochran
CFO
investor_relations@cableone.biz

USE OF NON-GAAP FINANCIAL MEASURES

This press release includes certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, net income (loss) reported in accordance with GAAP. Adjusted EBITDA is reconciled to net loss below.

“Adjusted EBITDA” for purposes of this press release is defined as net loss plus interest expense, depreciation and amortization, equity-based compensation, severance expense, acquisition-related costs, loss on asset sales and disposals, system conversion costs, loss on extinguishment of debt, management compensation expense, and other income. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of Hargray’s business as well as other non-cash or special items and is unaffected by Hargray’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and Hargray’s cash cost of debt financing. These costs are evaluated through other financial measures.

Cable One uses Adjusted EBITDA to assess its performance. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under Cable One’s credit facilities and senior unsecured notes to determine compliance with the covenants contained in Cable One’s credit agreement and the ability to take certain actions under the indenture governing the senior notes. Adjusted EBITDA is also a significant performance measure used by Cable One in its annual incentive compensation program. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.

Cable One believes that Adjusted EBITDA is useful to investors in evaluating operating performance.

Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts, and peers to compare performance in Cable One’s industry, although Cable One’s measure of Adjusted EBITDA, including as defined in this press release, may not be directly comparable to similarly titled measures reported by other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions, and projections about the Company’s and Hargray’s industry, businesses, strategies, acquisitions and strategic investments, dividend policies, financial results and financial conditions as well as anticipated impacts from, and the Company’s and Hargray’s responses to, the COVID-19 pandemic. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future items, including future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s and Hargray’s actual results may vary materially from those expressed or implied in their forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or Hargray or on either’s behalf. Important factors that could cause the Company’s or Hargray’s actual results to differ materially from those in any forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, certain of which are discussed in the Company’s latest Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Third Quarter 2020 Form 10-Q”) as filed with the Securities and Exchange Commission (the “SEC”):

●
uncertainties as to the timing of the Company’s acquisition of the remaining interests in Hargray (the “Transaction”) and the risk that the Transaction may not be completed in a timely manner or at all;

●
the possibility that any or all of the conditions to the consummation of the Transaction may not be satisfied or waived, including failure to receive any required regulatory approvals (or any conditions, limitations or restrictions placed in connection with such approvals);

●	uncertainties relating to the Company’s ability to obtain the necessary financing to complete the Transaction;
●
the effect of the announcement or pendency of the Transaction on the Company’s or Hargray’s ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners;

●	risks relating to diverting management’s attention from the Company’s or Hargray’s ongoing business operations;
●
following the completion of the Transaction, the Company’s ability to integrate Hargray’s operations into its own as well as uncertainties as to the Company’s ability and the amount of time necessary to realize the expected synergies and other benefits of the Transaction;

●	the duration and severity of the COVID-19 pandemic and its effects on the Company’s and Hargray’s businesses, financial conditions, results of operations and cash flows;
●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology;
●	the Company’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors;
●	risks relating to existing or future acquisitions and strategic investments by the Company;
●	risks that the Company’s rebranding may not produce the benefits expected;
●	damage to the Company’s reputation or brand image;
●	risks that the implementation of the Company’s new enterprise resource planning system disrupts business operations;
●	adverse economic conditions;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	the Company’s ability to retain key employees;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	the Company’s ability to incur future indebtedness;
●	fluctuations in the Company’s stock price;
●	the Company’s ability to continue to pay dividends;
●	dilution from equity awards and potential stock issuances;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes and the liabilities for directors; and
●
the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to its latest Annual Report on Form 10-K and the Third Quarter 2020 Form 10-Q as filed with the SEC.

Any forward-looking statements made by the Company or Hargray in this communication speak only as of the date on which they are made. Each of the Company and Hargray is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

RECONCILIATION OF NON-GAAP MEASURE

Reconciliation of Hargray’s Quarter Ended December 31, 2020 Annualized Net Loss to Adjusted EBITDA
(Unaudited)

(dollars in millions)
Net loss		$(28)

Plus:	Interest expense	31
	Depreciation and amortization	113
	Equity-based compensation	2
	Severance expense	2
	Acquisition-related costs	1
	Loss on asset sales and disposals, net	0
	System conversion costs	3
	Loss on extinguishment of debt	5
	Management compensation expense	(1)
	Other income, net	(0)

Adjusted EBITDA		$128